Exhibit 99.1

NEWS RELEASE

For more information, contact: Brian Bronson Chief Financial Officer 1-503-615-1281 brian.bronson@radisys.com

RADISYS ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2006 RESULTS

HILLSBORO, OR — February 1, 2007— RadiSys® Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $60.7 million for the quarter ended December 31, 2006 and a net loss of $5.5 million or $0.25 per share. Non-GAAP net loss for the fourth quarter was $40 thousand or $0.00 per share. The GAAP and non-GAAP fourth quarter results per share exceeded the Company’s previously issued fourth quarter guidance due to an improved gross margin rate, reduced operating expenses and a higher tax benefit relative to guidance. Non-GAAP results excluded a loss of approximately $0.25 per share, primarily attributable to the impact of acquisition-related expenses, stock-based compensation expense and restructuring charges.

The Company reported 2006 full year revenues of $292.5 million, an increase of 12% compared to 2005 revenues of $260.2 million. Net loss in 2006 was $13.0 million or $0.62 per share, compared to net income of $16.0 million or $0.68 per diluted share in 2005. Non-GAAP net income in 2006 was $12.0 million or $0.50 per diluted share, compared to non-GAAP net income of $14.7M or $0.62 per diluted share in 2005. The Company’s inventory increased in the fourth quarter by $13.9 million mainly related to transitioning out of the Company's contract manufacturing partner in North America. The Company expects the inventory increase to be temporary and the balance to decrease throughout the year.

Commenting on the financial results for the quarter, Scott Grout, President and CEO stated, “I am pleased that the fourth quarter results were better than expected. We ended the year with revenue growth of 12% over 2005 with most of the growth in our strategically targeted markets. Our wireless and medical equipment revenues both increased 21% over last year. From a global perspective, our Europe and Asia Pacific revenues increased 14% from 2005.” Scott Grout continued to say, “We made significant progress on our strategies in 2006. We were awarded record levels of future standard product business in both our communications and commercial markets in applications such as 3G wireless infrastructure, IP security, wireless billing, IPTV, XML routing servers, IP media processing, test and measurement and medical imaging. We also successfully completed the acquisition of Convedia® Corporation, the leading provider of media processing platforms. We believe this acquisition will accelerate our strategy of offering higher-value, application-ready platforms.”

In the second half of 2006, the Company’s new Promentum™ SYS-6010, the industry's first ATCA 10Gigabit managed platform, began shipping to customers for their development programs. In the fourth quarter, the Company also introduced the ATCA-7200, a high performance Gigabit Ethernet Line card equipped with up to four Cavium processors and the new AMC-7211, which provides power efficient packet and security processing for customers. Both products have been well received in the market and evaluation units are expected to ship in the second quarter. Finally, the Company’s new Procelerant™ RMS420-5000XI, a 4U high performance embedded server with two dual-core processors, and the new Procelerant CE945GM dual-core COM-Express Module are both expected to begin shipping in the first quarter.

First Quarter 2007 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.

Commenting on the outlook, Scott Grout stated, “We currently expect first quarter revenues to increase sequentially to between $62 and $68 million driven by projected increases in our wireless market. We expect first quarter results to be a loss in the range of $0.33 to $0.27 per share, and our non-GAAP results to be between a loss of $0.03 per share to income of $0.03 per diluted share. Our projected non-GAAP results exclude a loss of approximately $0.30 per share primarily attributable to the impact of acquisition-related expenses, stock-based compensation expense and restructuring charges. For the year, we currently expect revenue and earnings to grow modestly over 2006. We believe that the drivers for more meaningful growth will be determined by the timing of our customers’ next generation system deployments.”

In closing, Mr. Grout stated, “I’m pleased with the Company’s progress in 2006 on furthering our strategy to be the leading provider of embedded solutions across our targeted markets. We continue to make significant investments in our Promentum, Convedia and Procelerant product lines and these investments are resulting in a strong level of design awards for future business. We believe that the market acceptance and enthusiasm around our new products is strong and that our solutions will enable our customers to bring better products to market faster and at a lower total cost.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Thursday, February 1, 2006 at 5:00 p.m. ET to discuss the fourth quarter and full year 2006 results and review the financial and business outlook for the first quarter of 2007.

To participate in the live conference call, dial (888) 333-0027 (U.S/Canada, toll-free) or (706) 634-4990 (international) and reference conference ID#6016804. The conference call will also be simultaneously webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete by phone at (800) 642-1687 (U.S./Canada, toll-free) and (706) 645-9291 (international) with conference ID#6016804 or over the internet at http://investor.radisys.com/. The replay will be available until Thursday, February 15, 2007.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy and the Company’s guidance for the first quarter of 2007, particularly with respect to anticipated revenues and loss/ earnings per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the amount of stock-based compensation expense, (b) the Company's inability to successfully integrate operations, technologies, products or personnel from the acquisition of Convedia Corporation, (c) the Company's inability to realize the benefits sought from the acquisition of Convedia Corporation, higher than anticipated cost of the acquisition and less than expected financial performance resulting therefrom, which may adversely affect the price of the Company’s stock, and (d) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2005, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of February 1, 2007. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with GAAP, the historical and forward-looking financial results in the Company’s earnings release contain non-GAAP financial measures that exclude the effects of (a) Convedia acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain, and (e) a gain related to supplier settlement. The Company believes that the presentation of results excluding these items will provide meaningful supplemental information to investors that are indicative of the Company’s core operating results. A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps OEMs, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

-end-
RadiSys® and Convedia® are registered trademarks of RadiSys Corporation and Promentum™ and Procelerant™ are trademarks of RadiSys Corporation.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
Revenues	$60,701	$61,905	$292,481	$260,234
Cost of sales	43,758	44,725	213,525	183,398
Gross margin	16,943	17,180	78,956	76,836
Research and development	11,270	7,571	41,492	29,784
Selling, general, and administrative	11,227	7,509	39,330	30,084
Intangible assets amortization	4,255	513	6,224	2,052
In-process research and development charge	—	—	14,000	—
Restructuring and other charges	313	127	139	1,128
Income (loss) from operations	(10,122)	1,460	(22,229)	13,788
Loss on repurchase of convertible subordinated notes	—	(46)	—	(50)
Interest expense	(431)	(457)	(1,732)	(2,053)
Interest income	1,847	2,017	9,348	6,337
Other income (expense), net	408	(270)	851	(879)
Income (loss) before income tax provision	(8,298)	2,704	(13,762)	17,143
Income tax provision (benefit)	(2,827)	(2,181)	(746)	1,185
Net income (loss)	$(5,471)	$4,885	$(13,016)	$15,958
Net income (loss) per share:
Basic	$(0.25)	$0.24	$(0.62)	$0.79
Diluted (I)	$(0.25)	$0.20	$(0.62)	$0.68
Weighted average shares outstanding:
Basic	21,572	20,543	21,158	20,146
Diluted (I)	21,572	25,231	21,158	24,832

(I)
For the three months and year ended December 31, 2005, the diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit, excluded from the diluted net income per share calculation amounted to $242 thousand and $969 thousand for the three months and year ended December 31, 2005, respectively. For the three months and year ended December 31, 2006, interest on the convertible senior notes and related shares were excluded from the calculation as the effect would be anti-dilutive.

CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,734	$90,055
Short-term investments, net	102,250	135,800
Accounts receivable, net	42,549	39,055
Other receivables	3,782	3,886
Inventories, net	35,184	21,629
Other current assets	4,609	2,426
Assets held for sale	3,497	—
Deferred tax assets	5,779	7,399
Total current assets	221,384	300,250
Property and equipment, net	11,075	13,576
Goodwill	67,183	27,463
Intangible assets, net	42,935	2,159
Long-term investments, net	10,000	—
Long-term deferred tax assets	24,531	21,634
Other assets	4,546	3,629
Total assets	$381,654	$368,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,699	$36,903
Accrued wages and bonuses	5,995	4,829
Accrued interest payable	222	224
Accrued restructuring	329	856
Convertible subordinated notes, net	2,410	—
Other accrued liabilities	11,154	8,279
Total current liabilities	59,809	51,091
Long-term liabilities:
Convertible senior notes, net	97,412	97,279
Convertible subordinated notes, net	—	2,498
Other long-term liabilities	978	—
Total long-term liabilities	98,390	99,777
Total liabilities	158,199	150,868
Shareholders’ equity :
Preferred stock — $.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 21,835 and 20,703 shares issued and outstanding at December 31, 2006 and December 31, 2005	212,887	193,839
Retained earnings	6,555	20,275
Accumulated other comprehensive income:
Cumulative translation adjustments	4,013	3,729
Total shareholders’ equity	223,455	217,843
Total liabilities and shareholders’ equity	$381,654	$368,711

Above is prepared in accordance with GAAP.

Additional supplemental information:

RECONCILIATION OF GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
GAAP net income (loss)	$(5,471)	$4,885	$(13,016)	$15,958
Acquisition-related expenses:
(a) In-process research and development charge	—	—	14,000	—
(b) Amortization of acquired intangible assets	4,124	—	5,499	—
(c) Amortization of deferred compensation:
Cost of sales	26	—	34	—
Research and development	160	—	213	—
Selling, general and administrative	282	—	377	—
Total amort. of deferred compensation	468	—	624	—
(d) Integration expenses:
Research and development	—	—	9	—
Selling, general and administrative	277	—	423	—
Total integration expenses	277	—	432	—
(e) Purchase accounting adjustments:
Revenue	240	—	330	—
Cost of sales	503	—	1,378	—
Selling, general and administrative	97	—	130	—
Total purchase accounting adjustments	840	—	1,838	—
Total Convedia acquisition-related exp.	5,709	—	22,393	—
(f) Stock-based compensation:
Cost of sales	236	—	876	—
Research and development	542	—	1,745	—
Selling, general and administrative	1,346	—	3,968	—
Total stock-based compensation	2,124	—	6,589	—
(g) Restructuring and other charges	313	127	139	1,128
(h) Insurance gain	—	—	(362)	—
(i) Gain related to supplier settlement	(400)	—	(400)	—
(j) Tax valuation allowance	—	(2,176)	—	(2,176)
(j) Income tax effect of reconciling items	(2,315)	25	(3,365)	(251)
Non-GAAP net income (loss)	$(40)	$2,861	$11,978	$14,659

The non-GAAP consolidated statements of operations below are adjusted for the items listed above.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2006	2005	2006	2005
Revenues (e)	$60,941	$61,905	$292,811	$260,234
Cost of sales (c) (e) (f)	42,993	44,725	211,237	183,398
Non-GAAP gross margin	17,948	17,180	81,574	76,836
Research and development (c) (d) (f)	10,568	7,571	39,525	29,784
Selling, general, and administrative (c) (d) (e) (f)	9,225	7,509	34,432	30,084
Intangible assets amortization (b)	131	513	725	2,052
Non-GAAP income (loss) from operations (a) (g)	(1,976)	1,587	6,892	14,916
Loss on repurchase of convertible subordinated notes	—	(46)	—	(50)
Interest expense	(431)	(457)	(1,732)	(2,053)
Interest income	1,847	2,017	9,348	6,337
Other income (expense), net (h) (i)	8	(270)	89	(879)
Non-GAAP income (loss) before income tax provision	(552)	2,831	14,597	18,271
Income tax provision (benefit) (j)	(512)	(30)	2,619	3,612
Non-GAAP net income (loss)	$(40)	$2,861	$11,978	$14,659
Non-GAAP net income (loss) per share:
Basic	$0.00	$0.14	$0.57	$0.73
Diluted (I)	$0.00	$0.12	$0.50	$0.62
Weighted average shares outstanding used to compute non-GAAP net income per share:
Basic	21,572	20,543	21,158	20,146
Diluted	21,572	25,231	26,076	24,832

(I)
The diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit. The interest expense, net of tax benefit excluded from the diluted net income per share calculation amounted to $242 thousand for the three months ended December 31, 2005, and $974 thousand and $969 thousand for the year ended December 31, 2006 and 2005, respectively.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED DECEMBER 31, 2006
(unaudited)

	Gross Margin	Research and Development	Selling, General and Administrative	Income (loss) from Operations	Income (loss) before income tax provision	Effective Tax Rate
GAAP	27.9%	18.6%	18.5%	(16.7)%	(13.7)%	34.1%
Amortization of acquired intangible assets (b)	—	—	—	6.8	6.8	31.2
Amortization of deferred compensation (c)	—	(0.3.)	(0.5)	0.8	0.8	3.5
Integration expenses (d)	—	—	(0.5)	0.5	0.5	2.1
Purchase accounting adjustments (e)	1.2	—	(0.2)	1.4	1.4	6.4
Stock-based compensation (f)	0.4	(1.0)	(2.2)	3.5	3.5	16.1
Restructuring (g)	—	—	—	0.5	0.5	2.3
Gain related to supplier settlement (i)	—	—	—	—	(0.7)	(3.0)
Non-GAAP	29.5%	17.3%	15.1%	(3.2)%	(0.9)%	92.7%

The tables below are related to guidance estimates for the quarter ending March 31, 2007:

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(unaudited, dollars in millions except per share amounts)

	Tax Effected Estimates for the Quarter Ended March 31, 2007 Low End High End		Per Share Estimates for the Quarter Ended March 31, 2007 Low End High End
GAAP net loss (assumes tax rate of 16%)	($7.2)	($5.8)	($0.33)	($0.27)
Amortization of acquired intangible assets	3.5	3.5	0.15	0.15
Stock-based compensation	1.9	1.9	0.09	0.09
Restructuring charges	0.4	0.4	0.02	0.02

Amortization of deferred compensation	0.4	0.4	0.02	0.02
Purchase accounting adjustments	0.2	0.2	0.01	0.01
Integration expenses	0.1	0.1	0.01	0.01
Total adjustments	6.5	6.5	0.30	0.30
Non-GAAP net income (loss) (assumes tax rate of 24%)	($0.7)	$0.7	($0.03)	$0.03

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE GROSS MARGIN RATE
(unaudited)

	Estimates for the Quarter Ended March 31, 2007
	Low End	High End
GAAP gross margin % of revenue	27.4%	28.4%
Stock-based compensation	0.4	0.4
Purchase accounting adjustments	0.2	0.2
Non-GAAP gross margin % of revenue	28.0%	29.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE ESTIMATES
FOR THE QUARTER ENDED MARCH 31, 2007
(unaudited, dollars in millions)

	Research and Development Expense	Selling, General and Admin. Expense
GAAP	$11.0	$11.4
Stock-based compensation	(0.6)	(1.4)
Amortization of deferred compensation	(0.2)	(0.3)
Integration expenses	—	(0.2)
Purchase accounting adjustments	—	(0.1)
Non-GAAP	$10.2	$9.4